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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 12 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 23, 1998


                                 Reno Air, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

Nevada                             0-20360                       88-0259913
-------------------------     ----------------               -----------------
(State or Other Juris-        (Commission File                 (IRS Employer
diction of Incorporation)           Number)                  Identification No.)


 220 Edison Way, Reno, Nevada                                    89502
----------------------------------------                       ----------
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (775) 954-5000

------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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                               Page 1 of __ Pages
                       (Exhibit Index appears on page __)


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Item 1.           Changes in Control of Registrant.

         On November 19, 1998, Reno Air, Inc., a Nevada corporation (the "Company"), American Airlines, Inc., a Delaware corporation ("Parent"), and Bonanza Acquisitions, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent ("Purchaser"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Parent agreed to acquire the Company in a two-step transaction. Pursuant to the first step of the transaction, on November 24, 1998, Purchaser commenced a cash tender offer (the "Offer") to acquire all the issued and outstanding shares of (i) common stock, par value $.01 per share (the "Common Stock"), of the Company at a price of $7.75 per share and (ii) Series A Cumulative Convertible Exchangeable Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Company at an initial price of $27.50 per share and thereafter declining as provided in the Offer plus accrued and unpaid dividends thereon, in each case net to the seller in cash.

         At 12:00 midnight, New York City time, on Tuesday, December 22, 1998, the Offer expired. Based on a preliminary count, approximately 9,194,514 shares of Common Stock were tendered, of which 571,081 shares were tendered pursuant to notice of guaranteed delivery, and approximately 1,454,283 shares of Preferred Stock were tendered, of which 43,793 shares were tendered pursuant to notice of guaranteed delivery. The shares of Common Stock tendered constituted approximately 85% of the outstanding shares of Common Stock. The shares of Preferred Stock tendered constituted approximately 100% of the outstanding shares of Preferred Stock.

         All shares of Common Stock and Preferred Stock validly tendered and not withdrawn prior to the expiration of the Offer were accepted for payment by Purchaser at a price of $7.75 per share of Common Stock and $27.50 per share of Preferred Stock. Parent advised the Company that Parent provided Purchaser with funds from Parent's working capital to pay for the shares of Common Stock and Preferred Stock accepted for payment in the Offer. A copy of a joint press release announcing the expiration of the Offer and the acceptance of validly tendered shares of Common Stock and Preferred Stock is attached hereto as Exhibit (99).


                                       3

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         Pursuant to Section 6.03 of the Merger Agreement, following the purchase of the shares of Common Stock by Purchaser pursuant to the Offer, on December 23, 1998 Purchaser designated the following four individuals for election as directors of the Company: Gerard J. Arpey, Jeffrey C. Campbell, Donald J. Carty and Charles D. MarLett. In addition, Purchaser requested that the Company reduce the size of the Board of Directors from nine to seven members. Effective December 23, 1998, the following six members of the Board of Directors resigned: Lee M. Hydeman, Donald L. Beck, Joe M. Kilgore, Emmett E. Mitchell, Wayne L. Stern, M.D. and Agnieszka Winkler. Thereafter, on such date, Barrie K. Brunet, James T. Lloyd and Joseph R. O'Gorman, the remaining members of the Board of Directors of the Company, took action by written consent to reduce the size of the Board of Directors from nine to seven members and to appoint the four Purchaser designees to the Board of Directors of the Company.

Item 5.           Other Events.

         Pursuant to Section 6.10 of the Merger Agreement, on December 23, 1998, the Company called for redemption the $28,750,000 9% Senior Convertible Notes due September 30, 2002 in accordance with their terms on the thirtieth day following the notice of redemption.

Item 7.           Financial Statements, Pro Forma Financial Information and
Exhibits.

(a)                        Not Applicable.

(b)                        Not Applicable.

(c)  Exhibit No.           Description

          (99) American Airlines, Inc. and Reno Air, Inc. Press Release, dated December 23, 1998.

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 28, 1998                             RENO AIR, INC.

                                               By:  /s/ STEVEN A. ROSSUM
                                                  -------------------------
                                               Name:  Steven A. Rossum
                                               Title:  Senior Vice President,
                                                           General Counsel, and
                                                           Corporate Secretary

                                       5

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                                 RENO AIR, INC.

                   EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

                                     Exhibit



         (99) American Airlines, Inc. and Reno Air, Inc. Press Release, dated December 23, 1998.